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                                                                   Exhibit 10.66
                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT is made and entered into and is effective as of the 6th day of January, 1997, ("Effective Date"), by and between THOMAS S. HALL (the "Employee") and RISCORP MANAGEMENT SERVICES, INC., a Florida corporation, for itself and on behalf of RISCORP, Inc., a Florida corporation, and its subsidiaries (collectively referred to as "RISCORP").

                              W I T N E S S E T H:

         WHEREAS, RISCORP engages in the business of managed care workers compensation insurance and related businesses; and

         WHEREAS, RISCORP desires to continue to employ the Employee and to enter into an agreement embodying the terms of such employment, and the Employee desires to continue such employment provided certain additional terms and conditions are added to his former employment agreement, and both parties desire to enter into this new employment agreement to include such additional terms and conditions; and

         WHEREAS, both parties acknowledge the respective advantages, benefits, and other valuable considerations to be realized by then by virtue of such a relationship;

         THEREFORE, in light of the foregoing and in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

         1.      EMPLOYMENT.

                 (a) As of the Effective Date, the Employee shall continue to serve as Senior Vice President - Corporate Development. The Employee shall continue to have such duties and responsibilities as are consistent with such position or as may be set forth from time to time by RISCORP in a written job description or list of duties.

                 (b) The Employee, so long as he is employed hereunder, shall devote his full time to the services required of him hereunder, except as otherwise agreed, and for paid personal time of four (4) weeks during the 12-month period following the Effective Date (which shall accrue ratably beginning as of the first day of such 12-month period), to be used for vacation and absences due to sickness, personal injury or other disability.

         2. TERM. The term of the Employee's employment under this Agreement shall be for a term of one (1) year from the Effective Date and shall automatically renew thereafter for successive one (1) year periods unless terminated as hereinafter provided (the "Term of this Agreement").
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         3.      COMPENSATION.

                 (a) Base Salary. Except as otherwise provided in Section 7 hereof, RISCORP shall pay the Employee as annual base salary during the Term of this Agreement, in equal installments no less frequently than monthly, an amount equal to $225,000 which may be increased from time to time by RISCORP during the Term of this Agreement (the "Base Salary").

                 (b) Bonus. During the Term of this Agreement, the Employee shall be entitled to participate in such bonus plans or programs which cover the Employee as RISCORP may implement from time to time.

                 (c) Options. During the term of this Agreement the employee shall be entitled to continue participating in the RISCORP, Inc. 1995 Non-Qualified Stock Option Plan and any successor option plans or other programs relating to any type of ownership or equivalent interests in RISCORP, Inc., any of its subsidiaries, or any successor entity(ies), which covers other employees of such entities, as RISCORP, Inc. or such other entities may implement from time to time, or which may be substituted for the existing option plan. The Employee's participation shall be in accordance with the terms and conditions of such plan(s).

         4. BENEFITS. During the Term of this Agreement, the Employee shall be entitled to participate in or receive benefits under any employee benefit plan (other than any bonus plan that may not be available to RISCORP employees generally), arrangement or perquisite made available by RISCORP now or in the future to its similarly situated executive employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans, arrangements and perquisites.

         5.      DUTIES OF THE EMPLOYEE.

                 (a) The Employee is employed by RISCORP in an executive or professional capacity, and shall be subject to the direction and control of the Board of Directors of RISCORP, or such officers of RISCORP designated by its Board of Directors from time to time. Subject to such direction and control, the Employee shall provide all of the services generally associated with and inherent in and consistent with any office to which he is appointed by RISCORP.

                 (b) The Employee shall perform such other and further services as may reasonably be required by RISCORP, including carrying out all of the policies and directives of RISCORP.

                 (c) The Employee shall well and faithfully serve RISCORP in the capacities as aforesaid, and shall at all times devote his full time, best efforts, skills, attention and energies to performance of the duties hereunder to the utmost of the Employee's ability, and shall do and

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perform all such services, acts, and things connected therewith as are reasonably required and as RISCORP (through its Board and/or designated officers) shall from time to time direct. The Employee shall not become engaged or involved in any activities or matters which may adversely affect or reflect discredit on RISCORP or its respective business, or conflict with his services to RISCORP. Nothing contained herein shall be construed to limit or restrict the passive investment or passive business activities of the Employee that do not interfere with his obligations hereunder.

         6. FIDUCIARY RELATIONSHIP AND OTHER STANDARDS. It is understood and agreed that the Employee will serve in a fiduciary capacity to RISCORP and, as such, will comply with the standards applicable to fiduciaries, and will also comply with the integrity code and other policies and standards applicable to similarly situated employees of RISCORP.

         7.      TERMINATION.

                 (a) Either the Employee or RISCORP may at any time terminate the Employee's employment under this Agreement.

                 (b)(1) If the Employee's employment is terminated by RISCORP for other than Cause, as hereinafter defined, or the Employee voluntarily terminates his employment for Good Reason, as hereinafter defined, then RISCORP shall pay to the Employee an amount equal to one (1) year of the Employee's Base Salary $225,000 or the Employee's Base Salary which is in effect on the effective date of termination, payable without interest in twelve (12) equal monthly installments commencing within thirty (30) days of the date of termination.

                 (b)(2) Notwithstanding anything in subsection (b)(1) to the contrary, if the Employee's employment is terminated within two (2) years following a Change of Control (i) by RISCORP other than for Cause, death or disability, or (ii) by the Employee for Good Reason, then the following shall apply:

                          (i)     Within five (5) days of the Employee's
termination, the Employee shall be entitled to receive an amount equal to three
(3) times his Base Salary. Such total amount shall be paid in a lump sum within such five (5) day period or in equal monthly installments, at the election of the Employee (which shall be made within such five (5) day period).

                          (ii) The Employee shall be entitled to receive
outplacement services from Drake, Beam & Morin or a comparable agency acceptable to the Employee until the earlier of twelve (12) months from the date of termination, or until the Employee secures a other employment.

                          (iii)   It is the intention of RISCORP and the
Employee that no portion to or for the benefit of the Employee under any form of compensation agreement or plan, be deemed to be an "excess parachute payment" as defined in Section 280G of the Internal Revenue


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Code of 1986, as amended (the "Code").  Accordingly, if the payments under this
Section 7(b)(2) would create an excess parachute payment, it is agreed that the amounts to be received hereunder and any other payments to or for the benefit of the Employee in the nature of compensation ("Total Payments") shall be reduced to equal one dollar less than the 280G Limit, as hereinafter defined. Within 60 days of the Employee's termination hereunder, the Employee and RISCORP shall obtain the opinion of such legal counsel and/or certified public accountants as the Employee and RISCORP may mutually agree upon, which sets forth (A) the employee's base amount, as defined in Section 280G(b)(3) of the Code and (B) the present value of aggregate Total Payments and (C) the extent, if any, to which the Total Payments must be reduced to avid any excess parachute payment. In the event that the provisions of Sections 280G and 4999 of the Code or any successor provisions are repealed without a successor provision, this Subsection (iv) shall be of no further force and effect.

         (c) If, during the Term of this Agreement a Potential Change of Control, as defined herein, occurs, and the Employee's employment is terminated within a period of 120 days before or after the occurrence of such Potential Change of Control (A) by RISCORP other than for Cause, death or disability, or
(B) by the Employee for Good Reason, then for purposes of this Agreement, a Change of Control shall be deemed to have occurred during the term of this Agreement and the termination of the Employee's employment shall be deemed to have occurred following the Change of Control and the Employee shall nonetheless be entitled to the termination benefits provided in Section 7(b)(2) above.

         (d) Except to the extent the Change of Control and Potential Change of Control provisions set forth above would apply, in the event the Employee voluntarily terminates his employment for other than Good Reason, resigns, dies, or his employment terminates due to disability, or if RISCORP terminates the Employee's employment for Cause, then RISCORP shall pay to the Employee, within thirty (30) days of the date of such termination, a lump sum payment equal to the portion of his Base Salary accrued through the date his employment terminates.

         (e) It is agreed that upon and after termination of Employee's employment under this Agreement, neither RISCORP nor the Employee will disparage each other, nor will any public announcements, public statements or press releases be issued concerning the departure of the Employee unless such statement is issued jointly and by mutual agreement.

         (f) For purposes of this Agreement, the term "Cause" means any of the following:

                          (i)     the willful failure by the Employee
substantially to perform his duties hereunder, the Employee's substantial neglect of his duties hereunder or the material breach of any other provision of this Agreement by the Employee;

                          (ii)    any act of fraud, misappropriation,
dishonesty or embezzlement, any immoral act, any act of insubordination or similar conduct, as determined by RISCORP; or


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                          (iii)   conviction of the Employee for a felony, any
crime involving moral turpitude or, solely for purposes of Section 7(b)(2), the conviction of the Employee for a misdemeanor, excluding traffic violations.

         (g) For purposes of this Agreement, the term "Change of Control" means any of the following events: (i) a dissolution, liquidation, merger, consolidation, share exchange, or other reorganization of RISCORP, Inc. (ii) sale or transfer (other than as security for corporate obligations) of at least a majority of the assets of RISCORP, Inc. in one or more related transactions;
(iii) any sale, transfer or ownership shift of RISCORP, Inc. stock involving more than 50% of the issued and outstanding stock (initially determined as of September 30, 1996, and irrespective of whether such percentage change is based on voting or economic interests and irrespective of whether the ownership shift occurs as the result of the issuance of new securities by RISCORP, Inc. or its subsidiaries; provided that sales of the public float stock in the ordinary course shall be disregarded for this purpose) in a single transaction or in a series of related transactions (for this purpose any stock options, {excluding employee stock options granted to existing employees of RISCORP, Inc.}, warrants, debentures or other securities or agreements which are convertible into stock of RISCORP, Inc. or its subsidiaries, and which are issued by RISCORP, Inc., its subsidiaries or its shareholders, shall be deemed exercised on the date of its issuance to the fullest extent possible and for the maximum number of shares permitted thereunder); (iv) any transaction of the kind described in subsection (g)(iii) involving stock (or the stock equivalents described therein) of RISCORP Management Services, Inc., or any insurance company or operating subsidiary of RISCORP, Inc.); or (v) individuals who constitute the Board of Directors of RISCORP, Inc. on December 15, 1996 ("Incumbent Board") have ceased for any reason to constitute at least a majority thereof; provided, however, that any person becoming a director subsequent to December 15, 1996 whose election or nomination for election by RISCORP Inc.'s shareholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of RISCORP in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

         (h) For purposes of this Agreement, the term "Good Reason" means material modification of the Employee's compensation or the nature of the Employee's duties or the scope of the Employee's responsibilities are materially modified without the Employees' prior written consent.

         (i) For purposes of this Agreement, a "Potential Change of Control" shall be deemed to have occurred if (i) RISCORP Inc. or a subsidiary or an affiliate controlled by the same shareholders controlling RISCORP, Inc. enters into an agreement, the consummation of which would result in the occurrence of a Change of Control or (ii) the Board of Directors of RISCORP, Inc. or a subsidiary adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.


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         (j)     For purposes of this Agreement, the term "280G Limit" means the maximum amount which the Employee may receive without becoming subject to the tax imposed by Section 4999 of the Code or any successor provision or which the Company may pay without loss of deduction under Section 280G(a) of the Code or any successor provision (currently three times the base amount of the Employee, as defined in Section 280G(b)(3) of the Code).

         (k) Notwithstanding any provision to the contrary in this Section 7, if the Employee's employment is terminated under Section 7(b)(1), 7(b)(2) or 7(c) of this Agreement, and the Employee enters into "Competition with the Company," as defined in Section 8 hereof, at any time within the twenty-four
(24) months following such termination, then: (i) RISCORP shall have no further obligation to make installment payments to the Employee if so elected, and (ii) the Employee shall be obligated to repay all amounts received under
Section 7(b)(1), 7(b)(2) or 7(c) to RISCORP. Amounts payable under Section 7(b)(1), 7(b)(2) of 7(c) of this Agreement shall be deemed to be payments for the non- competition covenant contained in Section 8(h) of the Agreement and shall not be deemed "parachute payments" within the meaning of Section 280G of the Code.

         8.      CONFIDENTIALITY AND NON-COMPETITION.

         In consideration of the Employee's employment with RISCORP, Employee agrees to the following:

                 (a) The Employee will not use or disclose to others at any time, either during or after employment with RISCORP, any Trade Secrets or other Confidential Information, as hereinafter defined, about RISCORP's business or any of RISCORP's proprietary rights, except as required in the ordinary course of performing employment duties of RISCORP.

   (i)     As used in this Agreement, Trade Secrets include, but are not limited to,

                                  (A)      Trademarks;
                                  (B)      Trade names;
                                  (C)      Copyrights;
                                  (D)      Information services system
                                           products, whether they are
                                           particular to RISCORP or derivative
                                           to licensed products acquired or
                                           used by RISCORP;
                                  (E)      Employee lists;
                                  (F)      Product and project information;
                                  (G)      Policyholder, customer and account
                                           lists;
                                  (H)      Agents lists and agreements;
                                  (I)      Societies and associations lists;
                                  (J)      Vendor and provider lists or
                                           agreements;


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                                  (K)      Physician and medical personnel
                                           lists, medical facilities lists,
                                           medical facilities lists; ambulatory
                                           care center lists, clinics or
                                           laboratory lists; and
                                  (L)      Business and marketing plans or
                                           reports.

                          (ii)    As used in this Agreement, Confidential
Information includes, but is not limited to that information designated as confidential, proprietary or privileged in RISCORP'S Integrity Code, confidentiality policies and other human resource materials.

                 (b) Upon termination of his employment, the Employee will deliver to RISCORP all copies of all documents or papers (including diskettes or other medium for electronic storage of information) relating to RISCORP's business or such Trade Secrets or Confidential Information that are in the Employee's possession or under the Employee's control, without making copies or summaries of any such material.

                 (c) Any inventions, proprietary information, or discoveries, whether or not patentable or copyrightable, resulting from any work the Employee does (alone or with others) as an employee of RISCORP shall be promptly disclosed to RISCORP and shall be and remain RISCORP's exclusive property. The Employee hereby assigns to RISCORP any rights the Employee may have or acquire in such property and shall sign and deliver at any time any instruments confirming the exclusive ownership by RISCORP. All inventions, proprietary information, or discoveries that belonged to the Employee before being employed by RISCORP, and which the Employee wants to exempt from this Agreement, if any, are listed in an attached schedule.

                 (d) During the Term of this Agreement, the Employee shall not engage in "Competition with the Company", as defined herein. For purposes of this Agreement, "Competition with the Company" means the direct or indirect, on the Employee's own behalf or in the service or on behalf of others as principal, partner, officer, director, managerial employee or shareholder (other than as owner of less than five percent (5%) of the outstanding voting securities of any entity whose voting securities are traded or quoted on a national securities market) entering into or engaging in any aspect or form of business, within the State of Florida or in any other state in which RISCORP maintains an office and is then doing business, relating to workers' compensation insurance (either public or private), government fund insurance, or any form of self-insurance (either public or private) or participate in any business that is in competition in any manner whatsoever with the business of RISCORP. During the Employee's employment with RISCORP, the Employee will report in writing to the Vice President of Human Resources the Employee's knowledge, regardless of the manner in which that knowledge is obtained, of the misuse or disclosure of Confidential Information by any other RISCORP employee.


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                 (e)      If the Employee is unsure whether certain information
is Confidential Information under the terms of this Agreement, the Employee will request clarification in writing from the Vice President of Human Resources.

                 (f) The Employee acknowledges that upon termination of the Employee's employment with RISCORP, the Employee shall inform any subsequent employers of the existence of all the terms and conditions included in Section 8 of this Agreement.

                 (g) Upon termination of the Employee's employment, the Employee shall not, directly or indirectly, on the Employee's own behalf or in the service or on behalf of others as principal, partner, officer, director, managerial employee or shareholder (other than as owner of less than five percent (5%) of the outstanding voting securities of any entity whose voting securities are traded or quoted on a national securities market) solicit or conduct any form of business activity with, whether for present or future monetary gain, any "Customer" of RISCORP, as defined herein. For purposes of this Agreement, "Customer" means any person, entity or groups of persons or entities that in any way broker, purchase or consume any service or product of RISCORP as of the date of the termination of the Employee's employment and within a period of one (1) year prior to said date of termination.

                 (h) Upon termination of the Employee's employment, and for a period of twenty-four (24) continuous months thereafter, the Employee shall not engage in Competition with the Company.

                 (i) The Employee recognizes that RISCORP has made substantial investments of time and money to recruit, hire and train its other employees. Therefore, the Employee shall not, either during the Term of this Agreement and for a period of twelve (12) continuous months after the date of termination of the Employee's employment hereunder, recruit or hire any other employee of RISCORP, or encourage any other employee to terminate his employment with RISCORP.

                 (j) The Employee acknowledges and agrees that if his business activity or association with any partnership or corporation is enjoined in accordance with the time and geographic limitations described above, that it will not affect the public health, safety or welfare of the community covered by the restrictive covenant. This covenant on the part of the Employee shall be construed as an agreement.

                 (k) The existence of any claim or cause of action of the Employee against RISCORP arising out of the other Sections of this Agreement or otherwise shall not constitute a defense to the enforcement by RISCORP of this covenant or be construed as a basis for not enforcing the covenants contained in this Section 8.

                 (l) It is agreed by the parties hereto that if any portion of the above covenant not-to-compete is held to be unreasonable, arbitrary, against public policy, or for any other


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reason unenforceable, the covenant herein shall be considered diminishable both as to time and geographic area; and each month for the specified period shall be deemed a separate period of time, and the covenant not-to-compete shall remain effective so long as the same is not unreasonable, arbitrary or against public policy. The parties hereto agree that in the event any court determines the specified time period or the specified geographic area to be unreasonable, arbitrary or against public policy, a lesser period or geographic area which is determined to be reasonable, nonarbitrary and not against public policy shall be enforced against the Employee.

                 (m) The Employee acknowledges that a violation of the terms of this Section 8, including without limitation, a violation of any of Subsections 8(a) through 8(i) above, shall cause irreparable injury to RISCORP, and the remedy at law will be inadequate. Accordingly, the Employee hereby consents to RISCORP's entering of an injunction to enforce this covenant, in addition to any other rights and remedies RISCORP may have, at law or in equity. Further, the Employee hereby waives the necessity of the posting of a bond in the event RISCORP seeks a temporary injunction.

                 (n) In the event that RISCORP, or its successors in interest make application to a court of competent jurisdiction for injunctive relief, the twenty-six (24) month period of time specified in Section 8(h) shall be tolled for a period of time from the commencement of the acts by the Employee which create the claim for injunctive relief, and terminating with the date of final adjudication of the claim for injunctive relief, if granted.

                 (o) It is further agreed that all of the above-described covenants contained in this Section 8 and all provisions relating thereto shall survive the termination of this Agreement.

         9. ARBITRATION. The Employee and RISCORP agree that any dispute or disagreement arising under this Agreement, any dispute or disagreement regarding the interpretation or application of the language contained in this Agreement, or any dispute or disagreement concerning the employment relationship between the Employee and RISCORP or the termination thereof, will be subject to final and binding arbitration conducted under the Employment Rules and Procedures of the American Arbitration Association. Whichever party desires to invoke this paragraph must do so by providing written notice by U.S. Mail certified, return receipt requested, to the other party at the last known residential address of the Employee, or at the principal business address of RISCORP, respectively, within thirty (30) days of the occurrence of the incident about which there is a dispute or disagreement, or within thirty (30) days of the termination of employment, whichever is applicable. The parties agree to request a panel of five (5) arbitrators, and to engage in respective strikes until one (1) arbitrator remains. The expenses of the arbitration, including the arbitrator's fee, will be shared equally between the Employee and RISCORP.

         10. WAIVER OF BREACH. It is agreed that failure on the part of one party to this Agreement to seek to enforce the Agreement as to a specific breach will not constitute a waiver


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by that party of its or his right to enforce the Agreement as to similar or other breaches of the Agreement thereafter.

         11. AMENDMENTS; FURTHER ACTIONS. This Agreement may not be altered, modified or amended except by a written instrument signed by each of the parties hereto. RISCORP shall take whatever additional actions that may be necessary or appropriate to carry out its obligations under this Agreement to permit the Employee to enforce his rights and benefits hereunder, including any actions required under applicable law, obtaining resolutions of its Board of Directors or shareholders authorizing this Agreement, or, where it may be required by any agreements or any other commitments to which RISCORP or its subsidiaries may be a party, gaining any required consent from the other parties thereto.

         12. ASSIGNMENT; SURVIVAL OF RIGHTS. Neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by the Employee; provided, however, that this Agreement and all rights and benefits of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal or legal representatives, estate, executors, administrators, heirs and beneficiaries. All amounts payable to the Employee under this Agreement if the Employee had lived shall be paid, in the event of the Employee's death, to such beneficiary(ies) as the Employee specifies in writing from time to time, or if none, to the Employee's successor trustee under his revocable living trust agreement, or if such trust is not then existing, then to the personal representative of his estate.

         If RISCORP sells, assigns or transfers a majority of its business and assets to any person, or if RISCORP merges into or consolidates or otherwise combines with any person which is a continuing or successor entity, or if a Change of Control occurs, then RISCORP shall assign all of its right, title and interest in this Agreement as of the date of such event to the acquiring or successor business entity, and such entity shall assume and perform all of the terms, conditions and provisions imposed by this Agreement upon RISCORP. In case of such assignment by RISCORP and of assumption and agreement by such entity, all further rights as well as all other obligations of RISCORP under this Agreement thenceforth shall cease and terminate and thereafter the expression "RISCORP" wherever used herein shall be deemed to mean such entity. RISCORP will take whatever actions are necessary to assure that such acquiring or successor entity expressly assumes the obligations of RISCORP to Employee under this Agreement and will cause such successor entity to evidence the assumption of such obligations in an agreement satisfactory to the Employee.

         13. SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         14. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the employment of the Employee by RISCORP. There are no restrictions,


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agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes and terminates all prior agreements, arrangements and understandings between the parties, whether oral or written, with respect to the employment of the Employee by RISCORP.

         15. NOTICES. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Employee to:

         Thomas S. Hall
         7698 Albert Tillinghast Drive
         Sarasota, FL  34240

         If to RISCORP to:

         RISCORP MANAGEMENT SERVICES, INC.
         1390 Main Street
         Sarasota, Florida 34230
         Attention: President

or to such other address as the Employee or RISCORP shall designate in writing in accordance with this Section 15, except that notices regarding changes in address shall be effective only upon receipt.

         16. HEADINGS. Headings to sections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         17. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida without reference to the principles of conflict of laws. The parties hereto consent to the jurisdiction of the federal and state courts of the State of Florida in connection with any claim or controversy arising out of or connected with this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    RISCORP MANAGEMENT SERVICES, INC.


                                    By:
                                       ----------------------------------

                                    Title: Chairman of the Board and CEO
                                           ------------------------------


                                    -------------------------------------
                                                 Employee


                                               THOMAS S. HALL
                                    -------------------------------------
                                                (Print Name)

















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